UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2016

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
On May 27, 2016, William G. Dorey informed Granite Construction Incorporated’s (the “Company”) Nominating and Corporate Governance Committee of his resignation from his position as a member of the Company’s Audit/Compliance Committee and Nominating and Corporate Governance Committee. Mr. Dorey will retain his membership on the Board of Directors (the “Board”) and the Company’s Executive Committee, which reviews and considers for approval certain Company construction projects. The Board and Company Management believe that Mr. Dorey’s successful history and experience with Granite, along with his in-depth knowledge of the construction industry, are valuable to the Company and Board and demonstrate that Mr. Dorey is well qualified to serve on the Board. Under the Board's retirement age policy, Mr. Dorey is required to retire from the Board at the Company’s 2017 Annual Shareholder Meeting.

[Signature page follows.]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED
By:	/s/ Richard A. Watts
Richard A. Watts
Senior Vice President, General Counsel
and Secretary

Date: May 27, 2016